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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of Tabletop Holdings, Inc. (the Company) of our reports dated March 24, 2004, relating to the financial statements and financial statement schedule of the Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
April 30, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS